Exhibit 99.B(n)

SEI DAILY INCOME TRUST
FIFTH AMENDED AND RESTATED
RULE 18F-3
MULTIPLE CLASS PLAN (THE “PLAN”)
DATED DECEMBER 27, 2022

(ORIGINALLY ADOPTED DECEMBER 29, 1995)

Introduction

SEI Daily Income Trust (the “Trust”), a registered investment company that consists of separately managed Funds listed on Schedule A hereto (each a “Fund” and, collectively, the “Funds”), have elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”) in offering multiple classes of units of beneficial interest (“Shares”) in each Fund. The Plan sets forth the differences among classes, including shareholder services, distribution arrangements, expense allocations, and conversion or exchange options.

By way of background, the conversion of prior classes B, C, H and “Sweep” into Class A shares of the same funds was approved at a meeting of the Board of Trustees held in June 2015. At a meeting of the Board of Trustees held in August 2015, the creation of a new class of shares, Class CAA, was approved by the Board, which included approval of the Third Amended and Restated Rule 18f-3 Multiple Class Plan. At a meeting of the Board of Trustees held in October 2016, the Board approved the renaming of Class A Shares of the Funds to Class F Shares of the Funds, effective January 31, 2017, and authorized the officers of the Trust to take any necessary or appropriate action in furtherance thereof. The Fourth Amended and Restated Rule 18f-3 Multiple Class Plan differs from the Third Amended and Restated Rule 18f-3 Multiple Class Plan only with respect to the renamed Class F Shares and to reflect the current roster of Funds on Schedule A. At a meeting of the Board of Trustees held in October 2022, the creation of a new class of shares was approved by the Board, which included approval of the Fifth Amended and Restated Rule 18f-3 Multiple Class Plan. As of January 17, 2023, Class F shares of the Government Fund are redesignated as Institutional Class Shares.

A.	Attributes of Share Classes

The rights of each existing class of the Funds shall be as set forth in the respective Certificate of Class Designation for the class (each a “Certificate”), attached hereto as an Exhibit.

With respect to any class of Shares of a Fund created after the date hereof, each Share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class may have different investment eligibility criteria as set forth in each Certificate; (iii) each class will separately bear any distribution expenses (“distribution fees”) in connection with a plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “Rule 12b-1 Plan”), and will separately bear any non-Rule 12b-1 Plan service payments (“service fees”) that are made under any servicing agreement entered into with respect to that class; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund’s operations which are directly attributable to such class (“Class Expenses”); and (v) shareholders of the class will have exclusive voting rights regarding the Rule 12b-1 Plan and the servicing agreements relating to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.	Expense Allocations

With respect to each Fund, expenses of each existing class and of each class created after the date hereof shall be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement relating to each class of Shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

C.	Amendment of Plan; Periodic Review

This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each new class of Shares approved by the Board of Trustees after the date hereof.

The Board of the Trust, including a majority of the Trustees, who are not “interested persons” of the Trust as defined in the 1940 Act, must periodically review this Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan.

EXHIBIT A

CERTIFICATE OF CLASS DESIGNATION

Class F Shares

1.              Class-Specific Distribution Arrangements; Other Expenses

Class F Shares are sold without a sales charge, but are authorized, subject to a Class F shareholder services plan (the “Shareholder Service Plan”), to pay service providers a fee in connection with the ongoing servicing of the shareholder accounts owning such F Shares at an annual rate of up to 0.25% of the value of the average daily net assets attributable to Class F Shares.

2.              Eligibility of Purchasers

Investments in Class F shares will be subject to such eligibility requirements as set forth in the Trust’s registration statement.

3.              Exchange Privileges

Class F Shares of each Fund may be exchanged for Class F Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Trust’s Prospectus and subject to and applicable limitations resulting from the closing of Funds to new investors.

4.              Voting Rights

Each Class F shareholder will have one vote for each full Class F Share held and a fractional vote for each fractional Class F Share held. Class F shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class F (such as a distribution plan or service agreement relating to Class F), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class F shareholders differ from the interests of holders of any other class.

5.              Conversion Rights

Class F shares of a Fund may be converted into another Class of the Fund as set forth herein. Any such conversion will occur at the respective net asset values of the Classes without imposition of any sales load, fee or other charge.

In the event that a shareholder no longer meets the eligibility requirements for investment in the Class F Shares, the Fund may, in its discretion, elect to convert such shareholder’s Class F Shares into a Class of Shares of the same Fund for which such shareholder does meet the eligibility requirements, provided the Fund has disclosed such conversion feature in its registration statement. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Class F Shares shall be convertible into shares of the Class having the lowest total annual operating expenses (disregarding fee waivers) for which such shareholder meets the eligibility requirements.

EXHIBIT B

CERTIFICATE OF CLASS DESIGNATION

Class Y Shares

1.              Class-Specific Distribution Arrangements; Other Expenses

(a)              Class Y Shares are sold without a sales charge.

(b)              Class Y Shares are not subject to a shareholder servicing or distribution fee.

2.              Eligibility of Purchasers

Investments in Class Y Shares will be subject to such eligibility requirements as set forth in the Trust’s registration statement.

3.              Exchange Privileges

Class Y Shares of each Fund may be exchanged for Class Y Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Trust’s Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.              Voting Rights

Each Class Y shareholder will have one vote for each full Class Y Share held and a fractional vote for each fractional Class Y Share held. Class Y shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class Y (such as a distribution plan or service agreement relating to Class Y), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class Y shareholders differ from the interests of holders of any other class.

5.              Conversion Rights

Class Y shares of a Fund may be converted into another Class of the Fund as set forth herein. Any such conversion will occur at the respective net asset values of the Classes without imposition of any sales load, fee or other charge.

In the event that a shareholder no longer meets the eligibility requirements for investment in the Class Y Shares, the Fund may, in its discretion, elect to convert such shareholder’s Class Y Shares into a Class of Shares of the same Fund for which such shareholder does meet the eligibility requirements, provided the Fund has disclosed such conversion feature in its registration statement. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Class Y Shares shall be convertible into shares of the Class having the lowest total annual operating expenses (disregarding fee waivers) for which such shareholder meets the eligibility requirements.

EXHIBIT C

CERTIFICATE OF CLASS DESIGNATION

Class CAA Shares

1.              Class-Specific Distribution Arrangements; Other Expenses

Class CAA Shares are sold without a sales charge, but are authorized, subject to a shareholder services plan (the “Shareholder Service Plan”), to pay service providers a fee in connection with the ongoing servicing of the shareholder accounts owning such CAA Shares at an annual rate of up to 0.25% of the value of the average daily net assets attributable to Class CAA Shares.

2.              Eligibility of Purchasers

Investments in Class CAA shares will be subject to such eligibility requirements as set forth in the Trust’s registration statement.

3.              Exchange Privileges

Class CAA Shares of each Fund may be exchanged for Class CAA Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Trust’s Prospectus and subject to and applicable limitations resulting from the closing of Funds to new investors.

4.              Voting Rights

Each Class CAA shareholder will have one vote for each full Class CAA Share held and a fractional vote for each fractional Class CAA Share held. Class CAA shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class CAA (such as a distribution plan or service agreement relating to Class CAA), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class CAA shareholders differ from the interests of holders of any other class.

5.              Conversion Rights

Class CAA shares of a Fund may be converted into another Class of the Fund as set forth herein. Any such conversion will occur at the respective net asset values of the Classes without imposition of any sales load, fee or other charge.

In the event that a shareholder no longer meets the eligibility requirements for investment in the Class CAA Shares, the Fund may, in its discretion, elect to convert such shareholder’s Class CAA Shares into a Class of Shares of the same Fund for which such shareholder does meet the eligibility requirements, provided the Fund has disclosed such conversion feature in its registration statement. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Class CAA Shares shall be convertible into shares of the Class having the lowest total annual operating expenses (disregarding fee waivers) for which such shareholder meets the eligibility requirements.

EXHIBIT D

CERTIFICATE OF CLASS DESIGNATION

Institutional Class Shares

1.             Class-Specific Distribution Arrangements; Other Expenses

(a)              Institutional Class Shares are sold without a sales charge.

(b)              Institutional Class Shares are not subject to a shareholder servicing or distribution fee.

2.              Eligibility of Purchasers

Investments in Institutional Class Shares will be subject to such eligibility requirements as set forth in the Trust’s registration statement.

3.              Exchange Privileges

Institutional Class Shares of each Fund may be exchanged for Institutional Class Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Trust’s Prospectus and subject to and applicable limitations resulting from the closing of Funds to new investors.

4.              Voting Rights

Each Institutional Class shareholder will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class hare held. Institutional Class shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Institutional Class Shares (such as a distribution plan or service agreement relating to Institutional Class shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Class shareholders differ from the interests of holders of any other class.

5.              Conversion Rights

Institutional Class Shares of a Fund may be converted into another Class of the Fund as set forth herein. Any such conversion will occur at the respective net asset values of the Classes without imposition of any sales load, fee or other charge.

In the event that a shareholder no longer meets the eligibility requirements for investment in the Institutional Class Shares, the Fund may, in its discretion, elect to convert such shareholder’s Institutional Class Shares into a Class of Shares of the same Fund for which such shareholder does meet the eligibility requirements, provided the Fund has disclosed such conversion feature in its registration statement. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Institutional Class Shares shall be convertible into shares of the Class having the lowest total annual operating expenses (disregarding fee waivers) for which such shareholder meets the eligibility requirements.

EXHIBIT E

CERTIFICATE OF CLASS DESIGNATION

Sweep Shares

1.              Class-Specific Distribution Arrangements; Other Expenses

Sweep Shares are sold without a sales charge, but are authorized, subject to a shareholder services plan (the “Shareholder Service Plan”), to pay service providers a fee in connection with the ongoing servicing of the shareholder accounts owning such Sweep Shares at an annual rate of up to 0.25% of the value of the average daily net assets attributable to Sweep Shares.

2.              Eligibility of Purchasers

Investments in Sweep Shares will be subject to such eligibility requirements as set forth in the Trust’s registration statement.

3.              Exchange Privileges

Sweep Shares of each Fund may be exchanged for Sweep Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Trust’s Prospectus and subject to and applicable limitations resulting from the closing of Funds to new investors.

4.              Voting Rights

Each Sweep shareholder will have one vote for each full Sweep Share held and a fractional vote for each fractional Sweep Share held. Sweep shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Sweep Shares (such as a distribution plan or service agreement relating to Sweep Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Sweep shareholders differ from the interests of holders of any other class.

5.              Conversion Rights

Sweep Shares of a Fund may be converted into another Class of the Fund as set forth herein. Any such conversion will occur at the respective net asset values of the Classes without imposition of any sales load, fee or other charge.

In the event that a shareholder no longer meets the eligibility requirements for investment in the Sweep Shares, the Fund may, in its discretion, elect to convert such shareholder’s Sweep Shares into a Class of Shares of the same Fund for which such shareholder does meet the eligibility requirements, provided the Fund has disclosed such conversion feature in its registration statement. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Sweep Shares shall be convertible into shares of the Class having the lowest total annual operating expenses (disregarding fee waivers) for which such shareholder meets the eligibility requirements.

SCHEDULE A
TO THE
SEI DAILY INCOME TRUST
FIFTH AMENDED AND RESTATED
RULE 18f-3
MULTIPLE CLASS PLAN (THE “PLAN”)
DATED DECEMBER 27, 2022

Government Fund

Government II Fund

Treasury Fund (Closed to new investors)

Treasury II Fund (Closed to new investors)

Ultra Short Duration Bond Fund

Short-Duration Government Fund

Intermediate-Duration Government Fund

GNMA Fund